EXHIBIT 5
June 18, 1998

Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

Ladies and Gentlemen:

     We have acted as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale by the Company of 3,310,800 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Company (the "Shares"). This opinion is being delivered in connection with (i) the Company's Registration Statement on Form S-3 (No. 333-30093) (the "Registration Statement") relating to the registration of the offering and sale under the Securities Act of 1933, as amended, of up to $300,000,000 of securities of the Company, and (ii) a prospectus supplement dated June 10, 1998 (the "Prospectus Supplement") which supplements the prospectus included in such Registration Statement, relating to the offering of the Shares by the Company. The Shares were offered and sold by the Company directly to five institutional investors (the "Purchasers").

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares sold by the Company to the Purchasers as described in the Registration Statement and the Prospectus
Supplement have been duly authorized and have been validly issued, fully paid and non-assessable.

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     We hereby consent to the use of this opinion as an exhibit to the Company's
Current Report on Form 8-K dated June 18, 1998.

                                                 Very truly yours,

                                                 /s/ Goodwin, Procter & Hoar LLP

                                                 GOODWIN, PROCTER & HOAR  LLP